Exhibit 99.1

For Immediate Release

Contact:    John Lynch, Vice President, Treasurer – (508) 482-2314

        Caspar Tudor, Manager, Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Second Quarter 2021 Financial Results

•	Sales of $682 million grew 31% as reported and 27% in constant currency

•	GAAP EPS of $2.69; non-GAAP EPS of $2.60, a 24% increase from prior year

•	Broad-based commercial momentum in pharmaceutical and industrial end markets

•	Continued strength in core and new product instrument and chemistry sales

•	Strong and balanced customer demand across key regions and geographies

Milford, Mass., August 3, 2021 - Waters Corporation (NYSE: WAT) today announced second quarter 2021 sales of $682 million, a 31% increase as reported, compared to sales of $520 million for the second quarter of 2020. Foreign currency translation benefited sales growth by approximately 4% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter of 2021 increased to $2.69, compared to $1.98 for the second quarter of 2020. On a non-GAAP basis, EPS increased to $2.60, compared to $2.10 for the second quarter of 2020. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

On a GAAP basis, net cash provided by operating activities was $143 million for the second quarter of 2021, compared to $199 million for the second quarter of 2020. On a non-GAAP basis, adjusted free cash flow for the second quarter of 2021 was $155 million versus $175 million for the second quarter of 2020.

For the first half of 2021, the Company’s sales were $1,290 million, an increase of 31% as reported, compared to sales of $985 million for the first half of 2020. Foreign currency translation benefited sales growth by approximately 4% for the first half of 2021.

On a GAAP basis, EPS for the first half of 2021 increased to $5.05, compared to $2.83 for the first half of 2020. On a non-GAAP basis, EPS increased to $4.89, compared to $3.25 in the first half of 2020.

On a GAAP basis, net cash provided by operating activities was $361 million for the first half of 2021, compared to $350 million for the first half of 2020. On a non-GAAP basis, adjusted free cash flow for the first half of 2021 was $348 million versus $296 million for the first half of 2020.

“We are very pleased with the commercial momentum we are building, thanks to the solid execution of the Waters team and accelerated progress against our transformation initiatives,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “Our second quarter results were led by strong growth in our pharma and industrial end markets. Continued market strength, combined with our solid execution, resulted in double-

digit growth in instrument and chemistry sales, with total sales increasing across every region. We have built a strong team of proven leaders committed to a common vision and continued execution as we work to more closely align our portfolio with higher growth areas.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the second quarter of 2021, sales into the pharmaceutical market increased 34% as reported and 31% in constant currency, sales into the industrial market increased 33% as reported and 28% in constant currency and sales into the academic and government markets increased 10% as reported and 7% in constant currency. For the first half of 2021, sales into the pharmaceutical market increased 33% as reported and 29% in constant currency, sales into the industrial market increased 31% as reported and 26% in constant currency and sales into the academic and government markets increased 20% as reported and 17% in constant currency.

During the second quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, increased 22% as reported and 18% in constant currency, while instrument system sales increased 43% as reported and 40% in constant currency. For the first half of 2021, recurring revenues increased 21% as reported and 17% in constant currency, while instrument system sales increased 46% as reported and 42% in constant currency.

Geographically, sales in Asia during the quarter increased 30% as reported and 28% in constant currency, sales in the Americas increased 29% as reported and 28% in constant currency (with U.S. sales growing 26%) and sales in Europe increased 36% as reported and 25% in constant currency. For the first half of 2021, sales in Asia increased 36% as reported and 34% in constant currency, sales in the Americas increased 22% as reported and 21% in constant currency (with U.S. sales growing 19%) and sales in Europe increased 36% as reported and 25% in constant currency.

Third Quarter and Fiscal Year 2021 Financial Outlook

The Company expects full-year 2021 constant-currency sales growth in the range of 13% to 15%. Currency translation is expected to increase full-year sales growth by one to two percentage points. The Company also expects full-year 2021 non-GAAP EPS in the range of $10.50 to $10.70. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects third quarter 2021 constant-currency sales growth in the range of 7% to 9%. Currency translation is expected to increase third quarter sales growth by approximately one percentage point. The Company also expects third quarter 2021 non-GAAP EPS in the range of $2.25 to $2.35. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the third quarter.

Conference Call

Waters Corporation will webcast its second quarter 2021 financial results conference call today, August 3, 2021 at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through August 10, 2021 at midnight Eastern Time on the same website by webcast and also by phone at (888) 566-0486.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,400 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2020, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly period ended April 3, 2021, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$681,647	$519,984	$1,290,192	$984,923

Costs and operating expenses:
Cost of sales	280,254	213,134	534,401	423,778
Selling and administrative expenses	158,213	117,449	301,409	265,184
Research and development expenses	44,949	31,155	83,041	66,144
Purchased intangibles amortization	1,809	2,618	3,649	5,243
Litigation provision	—	514	—	1,180
Operating income	196,422	155,114	367,692	223,394

Other income (expense), net (a)	9,321	(736)	18,680	(1,110)
Interest expense, net	(8,329)	(9,015)	(15,174)	(19,058)
Income from operations before income taxes	197,414	145,363	371,198	203,226
Provision for income taxes	30,122	22,434	55,779	26,735
Net income	$167,292	$122,929	$315,419	$176,491

Net income per basic common share	$2.71	$1.98	$5.09	$2.84
Weighted-average number of basic common shares	61,685	61,944	61,979	62,085

Net income per diluted common share	$2.69	$1.98	$5.05	$2.83
Weighted-average number of diluted common shares and equivalents	62,157	62,184	62,435	62,404

(a)

During the three and six months ended July 3, 2021, the Company executed a settlement agreement to resolve patent infringement litigation with Bruker Corporation and Bruker Daltronik GmbH regarding their timsTOF product line. In connection with the settlement, the Company is entitled to receive $10 million in guaranteed payments, including minimum royalty payments, which was recognized within Other income (expense), net in our consolidated statement of operations. During the six months ended July 3, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended July 3, 2021 and June 27, 2020

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent	Currency	Currency
	July 3, 2021	June 27, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS

Waters	$607,324	$465,709	30%	$17,199	27%
TA	74,323	54,275	37%	2,440	32%

Total	$681,647	$519,984	31%	$19,639	27%

NET SALES - PRODUCTS & SERVICES

Instruments	$314,496	$219,815	43%	$5,970	40%

Service	240,692	205,064	17%	8,910	13%
Chemistry	126,459	95,105	33%	4,759	28%

Total Recurring	367,151	300,169	22%	13,669	18%

Total	$681,647	$519,984	31%	$19,639	27%

NET SALES - GEOGRAPHY

Asia	$269,947	$208,209	30%	$2,946	28%
Americas	224,894	174,782	29%	1,019	28%
Europe	186,806	136,993	36%	15,674	25%

Total	$681,647	$519,984	31%	$19,639	27%

NET SALES - MARKETS

Pharmaceutical	$416,705	$311,018	34%	$10,572	31%
Industrial	202,579	152,110	33%	7,288	28%
Academic & Government	62,363	56,856	10%	1,779	7%

Total	$681,647	$519,984	31%	$19,639	27%

NET SALES - EXCLUDING CHINA

Total Net Sales	$681,647	$519,984	31%	$19,639	27%
China Net Sales	127,225	89,816	42%	4,069	37%

Total Net Sales Excluding China	$554,422	$430,168	29%	$15,570	25%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Six Months Ended July 3, 2021 and June 27, 2020

(In thousands)

				Current
				Period	Constant
	Six Months Ended		Percent	Currency	Currency
	July 3, 2021	June 27, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS

Waters	$1,149,202	$879,920	31%	$35,220	27%
TA	140,990	105,003	34%	4,257	30%

Total	$1,290,192	$984,923	31%	$39,477	27%

NET SALES - PRODUCTS & SERVICES

Instruments	$577,544	$396,753	46%	$12,904	42%

Service	467,215	395,820	18%	17,634	14%
Chemistry	245,433	192,350	28%	8,939	23%

Total Recurring	712,648	588,170	21%	26,573	17%

Total	$1,290,192	$984,923	31%	$39,477	27%

NET SALES - GEOGRAPHY

Asia	$499,489	$367,289	36%	$8,043	34%
Americas	422,251	346,958	22%	1,476	21%
Europe	368,452	270,676	36%	29,958	25%

Total	$1,290,192	$984,923	31%	$39,477	27%

NET SALES - MARKETS

Pharmaceutical	$776,853	$583,581	33%	$22,362	29%
Industrial	385,852	295,464	31%	13,264	26%
Academic & Government	127,487	105,878	20%	3,851	17%

Total	$1,290,192	$984,923	31%	$39,477	27%

NET SALES - EXCLUDING CHINA

Total Net Sales	$1,290,192	$984,923	31%	$39,477	27%
China Net Sales	230,144	137,047	68%	8,095	62%

Total Net Sales Excluding China	$1,060,048	$847,876	25%	$31,382	21%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Six Months Ended July 3, 2021 and June 27, 2020

(In thousands, except per share data)

					Income from
					Operations
	Selling &		Operating	Other	before	Provision for		Diluted
	Administrative	Operating	Income	Income	Income	Income	Net	Earnings
	Expenses(a)	Income	Percentage	(Expense)	Taxes	Taxes	Income	per Share
Three Months Ended July 3, 2021
GAAP	$160,022	$196,422	28.8%	$9,321	$197,414	$30,122	$167,292	$2.69
Adjustments:
Purchased intangibles amortization (b)	(1,809)	1,809	0.3%	—	1,809	411	1,398	0.02
Restructuring costs and certain other items (c)	(614)	614	0.1%	—	614	44	570	0.01
Litigation settlement (d)	—	—	—	(10,083)	(10,083)	(1,916)	(8,167)	(0.13)
Certain income tax items (e)	—	—	—	—	—	(594)	594	0.01

Adjusted Non-GAAP	$157,599	$198,845	29.2%	$(762)	$189,754	$28,067	$161,687	$2.60

Three Months Ended June 27, 2020
GAAP	$120,581	$155,114	29.8%	$(736)	$145,363	$22,434	$122,929	$1.98
Adjustments:
Purchased intangibles amortization (b)	(2,618)	2,618	0.5%	—	2,618	515	2,103	0.03
Restructuring costs and certain other items (c)	(5,763)	5,763	1.1%	(152)	5,611	1,084	4,527	0.07
Litigation provision (d)	(514)	514	0.1%	—	514	123	391	0.01
Certain income tax items (e)	—	—	—	—	—	(507)	507	0.01

Adjusted Non-GAAP	$111,686	$164,009	31.5%	$(888)	$154,106	$23,649	$130,457	$2.10

Six Months Ended July 3, 2021
GAAP	$305,058	$367,692	28.5%	$18,680	$371,198	$55,779	$315,419	$5.05
Adjustments:
Purchased intangibles amortization (b)	(3,649)	3,649	0.3%	—	3,649	825	2,824	0.05
Restructuring costs and certain other items (c)	(1,484)	1,484	0.1%	(9,707)	(8,223)	(2,076)	(6,147)	(0.10)
Litigation settlement (d)	—	—	—	(10,083)	(10,083)	(1,916)	(8,167)	(0.13)
Certain income tax items (e)	—	—	—	—	—	(1,144)	1,144	0.02

Adjusted Non-GAAP	$299,925	$372,825	28.9%	$(1,110)	$356,541	$51,468	$305,073	$4.89

Six Months Ended June 27, 2020
GAAP	$271,607	$223,394	22.7%	$(1,110)	$203,226	$26,735	$176,491	$2.83
Adjustments:
Purchased intangibles amortization (b)	(5,243)	5,243	0.5%	—	5,243	1,037	4,206	0.07
Restructuring costs and certain other items (c)	(26,283)	26,283	2.7%	(461)	25,822	5,681	20,141	0.32
Litigation provision (d)	(1,180)	1,180	0.1%	—	1,180	283	897	0.01
Certain income tax items (e)	—	—	—	—	—	(882)	882	0.01

Adjusted Non-GAAP	$238,901	$256,100	26.0%	$(1,571)	$235,471	$32,854	$202,617	$3.25

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(e)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	July 3, 2021	December 31, 2020
Cash, cash equivalents and investments	$663,622	$443,146
Accounts receivable	543,072	573,316
Inventories	348,770	304,281
Property, plant and equipment, net	527,135	494,003
Intangible assets, net	246,836	258,645
Goodwill	439,826	444,362
Other assets	334,386	322,167
Total assets	$3,103,647	$2,839,920

Notes payable and debt	$1,603,367	$1,356,515
Other liabilities	1,232,007	1,251,261
Total liabilities	2,835,374	2,607,776

Total stockholders’ equity	268,273	232,144
Total liabilities and stockholders’ equity	$3,103,647	$2,839,920

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended July 3, 2021 and June 27, 2020

(In thousands and unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$167,292	$122,929	$315,419	$176,491
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,291	8,926	15,596	18,122
Depreciation and amortization	33,387	31,015	64,743	60,203
Change in operating assets and liabilities, net	(64,930)	35,941	(34,314)	95,630

Net cash provided by operating activities	143,040	198,811	361,444	350,446
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(37,386)	(45,899)	(76,889)	(97,029)
Business acquisitions, net of cash acquired	—	—	—	(76,664)
Investment in unaffiliated companies	—	(3,350)	—	(3,350)
Payments for intellectual property licenses	(7,000)	—	(7,000)	—
Net change in investments	(77,716)	(12,911)	(197,217)	(15,292)

Net cash used in investing activities	(122,102)	(62,160)	(281,106)	(192,335)
Cash flows from financing activities:
Net change in debt	(100,000)	(200,000)	246,363	14,634
Proceeds from stock plans	28,741	2,996	45,036	14,739
Purchases of treasury shares	(168,202)	(71)	(341,507)	(196,297)
Other cash flow from financing activities, net	2,495	4,791	1,917	7,558

Net cash used in financing activities	(236,966)	(192,284)	(48,191)	(159,366)
Effect of exchange rate changes on cash and cash equivalents	(7,699)	4,608	(8,786)	4,576

(Decrease) increase in cash and cash equivalents	(223,727)	(51,025)	23,361	3,321
Cash and cash equivalents at beginning of period	683,783	390,061	436,695	335,715

Cash and cash equivalents at end of period	$460,056	$339,036	$460,056	$339,036

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$143,040	$198,811	$361,444	$350,446
Adjustments:
Additions to property, plant, equipment and software capitalization	(37,386)	(45,899)	(76,889)	(97,029)
Tax reform payments	38,454	—	38,454	—
Litigation settlement received	(3,367)	—	(3,367)	—
Major facility renovations	13,795	22,524	28,285	43,067

Free Cash Flow - Adjusted Non-GAAP	$154,536	$175,436	$347,927	$296,484

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended			Twelve Months Ended
	October 2, 2021			December 31, 2021
	Range			Range
Projected Sales
Projected constant-currency sales growth rate (a)	7%	—	9%	13%	—	15%
Projected currency impact	1%	—	1%	1%	—	2%

Projected sales growth rate as reported	8%	—	10%	14%	—	17%

Projected Earnings Per Diluted Share	Range			Range
Projected GAAP earnings per diluted share	$2.22	—	$2.32	$10.60	—	$10.80
Adjustments:
Purchased intangibles amortization	$0.02	—	$0.02	$0.09	—	$0.09
Restructuring costs and certain other items	$—	—	$—	$(0.10)	—	$(0.10)
Litigation settlement	$—	—	$—	$(0.13)	—	$(0.13)
Certain income tax items	$0.01	—	$0.01	$0.04	—	$0.04

Projected adjusted non-GAAP earnings per diluted share	$2.25	—	$2.35	$10.50	—	$10.70

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.